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Exhibit 99.1

CITIGROUP REPORTS NET INCOME OF $5.5 BILLION, EPS OF $1.10

INCOME FROM CONTINUING OPERATIONS OF $5.3 BILLION, UP 6%
EPS FROM CONTINUING OPERATIONS OF $1.06, UP 9%
INTERNATIONAL REVENUES INCREASE 11%

New York, NY, October 19, 2006—Citigroup Inc. (NYSE:C) today reported net income for the third quarter of 2006 of $5.5 billion, or $1.10 per share return on common equity was 18.9%.

Third Quarter Summary

•
Total revenues were approximately even with the third quarter 2005, as international revenue growth was offset by a decline in U.S. revenues, reflecting lower revenues in capital markets driven businesses.

•
International revenues increased 11%, with international consumer up 9%, international corporate and investment banking up 12%, and international wealth management up 33%.

•
U.S. consumer revenues and net income increased 1% and 23%, respectively. Average managed loans were up 12% and deposits increased 11%. Retail banking investment product sales increased 16%, and card purchase sales grew 9%.

•
International consumer revenues increased 9%, and net income was up 8%. Average loans grew 9%, and deposits increased 9%. Retail banking investment sales grew 18%, and card purchase sales increased 18%.

•
Corporate and investment banking revenues and net income declined 6% and 4%, respectively.

•
Capital markets and banking revenues and net income declined 12% and 6%, respectively, driven by lower revenues in fixed income markets and equity underwriting, which was partially offset by growth in debt underwriting and advisory.

•
YTD #1 rank in global debt underwriting; #2 in global announced M&A; #2 in global equity underwriting.

•
Transaction services revenues were a record, up 20%, and net income increased 18%, driven by double-digit growth in customer balances.

•
Global wealth management revenues increased 14%, and net income was up 30%. Fee-based and net interest revenues increased 26%, and client assets under fee-based management grew 22%.

•
Alternative investments revenues and net income declined significantly, driven by lower results from private equity portfolios and liquid investments.

•
The net interest margin declined 11 basis points versus the second quarter 2006, primarily due to trading activities in capital markets and banking.

•
The U.S. credit environment remained stable, with significantly lower consumer bankruptcy filings. The international consumer credit environment was generally stable, with the exception of higher credit costs recorded in certain countries, including Japan and Taiwan. In Japan, ongoing legislative and other actions impacting the consumer finance industry led to approximately $160 million in increased credit costs.

•
Operating expenses increased 5%, comprised of 3 percentage points, or $320 million, due to increased investment spending, and 2 percentage points, or $195 million, due to SFAS 123(R) accruals. Excluding investment spending and SFAS 123(R) accruals, expenses were flat with the prior-year period.

•
The effective tax rate for continuing operations was 27.4%, reflecting a $237 million tax benefit related to resolution of a tax audit. See schedule A for detail.

•
A record 277 new branches were opened, including 101 in the U.S. and 176 internationally. Year-to-date, 785 branches have been opened, of which 211 are in the U.S. and 575 international.

•
Share repurchases totaled $2 billion, or approximately 41 million shares. Over the last 12 months, share repurchases total $10.4 billion, or approximately 218 million shares.

Citigroup Segment Results

				Third Quarter Net Income
	Third Quarter Revenue
(In Millions of Dollars, except EPS)			% Change					% Change
	2006	2005		2006		2005
Global Consumer	$12,834	$12,321	4%	$3,195		$2,723		17%
Corporate and Investment Banking	6,067	6,434	(6)	1,721		1,797		(4)
Global Wealth Management	2,486	2,174	14	399		306		30
Alternative Investments	334	720	(54)	117		339		(65)
Corporate/Other	(299)	(151)	(98)	(129)		(177)		27

Results from Continuing Operations	$21,422	$21,498	—	$5,303		$4,988		6%
Discontinued Operations				202	(1)	2,155	(2)	(91)

Total Citigroup				$5,505		$7,143		(23)%

Earnings per Share from Continuing Operations				$1.06		$0.97		9%
Earnings per Share				1.10		1.38		(20)

(1)
Primarily includes gains and tax benefits relating to the final settlement of the life insurance and annuities and asset management sale transactions. (2) Includes a $2.12 billion after-tax gain on the sale of life insurance and annuities, which closed July 1, 2005, and income from substantially all of asset management, which was sold on December 1, 2005.

Management Comment

        "Our third quarter results were driven by strength in several businesses, including international revenues, up 11%. In our U.S. consumer franchise, we are pleased with the trends we are seeing, and throughout all our businesses, we had good expense discipline. That said, results from our capital markets related businesses fell short of my expectations, and I expect improved results from these businesses going forward," said Charles Prince, Chairman and Chief Executive Officer of Citigroup.

        "During the quarter, we continued to execute on our strategic initiatives, investing approximately $320 million to reach and serve our customers in more places, and more effectively. At the same time, we remained highly disciplined on our non-investment expenses." We also repurchased $2 billion of our common shares during the quarter.

        "On September 26th, Moody's upgraded Citibank's credit rating to Aaa, a direct reflection of the strength and diversity of our franchise, and the way we are running our business. I am very proud of this accomplishment."

        "As we move into the fourth quarter, our priorities remain clear: executing on our strategic initiatives to drive organic growth, targeted acquisitions, expense discipline, and generating revenue and earnings growth and superior returns for our owners", said Prince.

Expanding Distribution

        During the third quarter, continued investment spending led to significant consumer branch expansion.

	New Branches/ALMs Opened
	United States		International		Total
	3Q	YTD	3Q	YTD	3Q	YTD
Retail Bank Branches	39	59	66	223	105	282
Consumer Finance Branches	62	152	110	351	172	503
Automated Loan Machines (Japan)			1	146	1	146

Total	101	211	177	720	278	931

        Citibank international branch openings in the third quarter included 19 in Mexico, 19 in Brazil, 9 in Turkey, and 9 in Russia. CitiFinancial international branch openings included 37 in Mexico, 20 in Brazil, 17 in India and 8 in Poland.

APPENDIX

GLOBAL CONSUMER GROUP

				Third Quarter Net Income
	Third Quarter Revenues
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
U.S. Cards	$3,452	$3,381	2%	$1,085	$797	36%
U.S. Retail Distribution	2,382	2,339	2	481	319	51
U.S. Consumer Lending	1,481	1,332	11	521	487	7
U.S. Commercial Business	489	649	(25)	151	222	(32)

Total U.S. Consumer	$7,804	$7,701	1%	$2,238	$1,825	23%
International Cards	$1,519	$1,209	26	$287	$383	(25)
International Consumer Finance	998	950	5	50	152	(67)
International Retail Banking	2,550	2,474	3	701	427	64

Total International Consumer	$5,067	$4,633	9%	$1,038	$962	8%
Other	(37)	(13)	NM	(81)	(64)	(27)

Global Consumer	$12,834	$12,321	4%	$3,195	$2,723	17%

•
U.S. Cards

•
Net income increased 36%, driven by growth in non-interest revenue, lower operating expenses, and a significant decline in credit costs.

  •
  Credit costs declined $319 million on lower bankruptcy filings and a continued favorable credit environment, which was partially offset by the impact of new minimum payment requirements. The managed net credit loss ratio declined 140 basis points to 4.26%.

  •
  Revenues increased 2%, driven by a 14% increase in non-interest revenue, which was partially offset by lower net interest revenue due to net interest margin compression. Growth in non-interest revenue primarily reflected increased revenues from previously securitized receivables.

  •
  Average managed loans grew 5%, driven by higher reward and private label card balances, including the addition of Federated card receivables.

•
U.S. Retail Distribution

•
Revenue growth was primarily driven by increased customer business volumes, which were partially offset by net interest margin compression. Average deposits and loans grew 13% and 11%, respectively, and investment product sales grew 16%.

•
Expenses increased 9% on higher customer volumes, increased marketing, and investment in new branches. During the quarter, 101 new branches were opened and deposit balances in the Citibank e-savings business reached $7.8 billion.

•
Net income increased 51%, as credit costs declined significantly due to the absence of a $275 million increase to loan loss reserves relating to Hurricane Katrina and a reserve increase recorded in the prior-year period. Credit conditions remained favorable, leading to a 58 basis point decline in the NCL rate to 2.48%.

•
U.S. Consumer Lending

•
Revenues increased 11%, driven by growth in net servicing revenues and gains on sales of securities. Net interest revenues declined slightly, as 19% growth in average loans was offset by net interest margin compression across the loan portfolios.

•
Expenses increased 6%, primarily due to investment spending. Higher credit costs reflected portfolio growth and the absence of prior-year reserve releases.

•
U.S. Commercial Business

•
Revenues declined due to the absence of a $162 million revenue benefit recorded in the prior-year period due to settlement of litigation related to the purchase of Copelco. Excluding the impact of the Copelco settlement, revenues were approximately even with the prior year as 11% loan growth was offset by net interest margin compression.

•
Expenses increased 6% due to the absence of a $23 million expense benefit due to the Copelco settlement recorded in the prior-year period. Credit costs declined, reflecting a continued favorable credit environment.

•
International Cards

•
Revenues were a record, increasing 26% on higher purchase sales and average loans, up 18% and 21%, respectively, and the integration of Credicard in Brazil. Loan growth was led by Mexico, Asia, and Latin America.

•
Expenses grew 32%, reflecting the integration of Credicard, continued investment in organic growth, higher customer activity, and the absence of a $33 million value added tax refund in Mexico recorded in the prior-year period.

  •
  Net income declined due to higher credit costs, primarily reflecting target market expansion in Mexico, the continued impact of industry-wide credit conditions in the Taiwan cards market, and the integration Creditcard.

•
International Consumer Finance

•
In Japan, revenues declined due to lower receivables balances and net interest margins, which was more than offset by lower expenses. Net income declined due to increased credit costs of approximately $160 million from ongoing legislative and other actions impacting the consumer finance industry.

•
Outside of Japan, revenues increased 21%, driven by 22% growth in average loans. Net income declined as revenue growth was offset by increased investment spending, including the opening of 110 new branches, and increased credit costs.

•
International Retail Banking

•
Revenue growth was driven by a 9% increase in deposits and 18% growth in investment product sales. Average loan balances increased 3%, led by growth in Asia, EMEA and Latin America.

•
Expense growth reflected increased business volumes, continued investment spending, and the absence of a $93 million value added tax refund in Mexico recorded in the prior-year period. During the quarter, 66 new branches were opened.

•
Credit costs declined significantly due to the absence of a $476 million pre-tax charge to standardize loan write-off policies in EMEA with global write-off policies. Credit costs included loan loss reserve releases in Korea and Mexico. The NCL rate declined to 0.87%.

CORPORATE AND INVESTMENT BANKING

	Third Quarter Revenues			Third Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Capital Markets and Banking	$4,567	$5,187	(12)%	$1,344	$1,424	(6)%
Transaction Services	1,500	1,246	20	385	327	18
Other	—	1	—	(8)	46	NM

Corporate and Investment Banking	$6,067	$6,434	(6)%	$1,721	$1,797	(4)%

International Results	$4,060	$3,624	12%	$1,181	$1,160	2%

•
Capital Markets and Banking

•
Fixed income markets revenues declined 16% to $2.3 billion, primarily driven by lower results in commodities, interest rate products, and foreign exchange.

•
Equity markets revenues of $868 million were approximately even with the prior-year period, as improved performance in derivatives and equity finance was offset by lower results in convertibles and cash trading.

•
Investment banking revenues of $1.1 billion were approximately even with the prior-year period, as 13% growth in debt underwriting revenues and increased advisory fees were offset by a decline in equity underwriting.

•
Credit costs included a $120 million charge to increase loan loss reserves, reflecting portfolio growth and a change in credit rating of certain counterparties.

•
Transaction Services

•
Record revenues and net income, up 20% and 18%, respectively, were driven by higher customer volumes, reflecting increased liability balances, up 22%; assets under custody, up 14%; and the positive impact of higher short-term interest rates.

•
Expenses increased 18%, primarily driven by increased new business activity, investment in growth initiatives, acquisitions, and higher volumes.

GLOBAL WEALTH MANAGEMENT

	Third Quarter Revenues			Third Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Smith Barney	$1,994	$1,728	15%	$294	$227	30%
Private Bank	492	446	10	105	79	33%

Global Wealth Management	$2,486	$2,174	14%	$399	$306	30%

International results	$333	$251	33%	$57	$18	NM

•
Smith Barney

•
Record revenues were driven by strong customer demand for advisory services, resulting in a 32% increase in fee-based revenues, and the acquisition of the Legg Mason retail brokerage business. Transactional revenues declined 7%, reflecting lower customer trading volumes and a continued shift toward offering fee-based advisory products and services.

•
Assets under fee-based management increased 25% to $322 billion, driven by both organic growth and the addition of Legg Mason client assets.

•
Results included $59 million expense from SFAS 123(R) accruals.

•
The Private Bank

•
Revenue and net income growth partially reflected the absence of prior-year losses associated with the closing of the Japan Private Bank. Excluding Japan, revenues grew 7%, driven by strong growth in capital markets activity in Asia, which was partially offset by continued net interest margin compression.

•
Excluding Japan, net income declined 3%, reflecting higher expenses due to increased professional staffing and investment spending to expand in on-shore markets.

ALTERNATIVE INVESTMENTS

	Third Quarter Revenues			Third Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Alternative Investments	$334	$720	(54%)	$117	$339	(65%)

•
Alternative Investments

•
Revenues and net income declined due to lower results in private equity and liquid investments, which were partially offset by higher client revenues, and an $85 million after-tax gain on the sale of MetLife shares.

CORPORATE/OTHER

        Corporate/Other income increased as lower treasury results were more than offset by improved corporate results.

INTERNATIONAL OPERATIONS(1)

	Third Quarter Revenues			Third Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Global Consumer	$1,238	$1,139	9%	$395	$511	(23)%
Corporate and Investment Banking	197	236	(17)	95	177	(46)
Global Wealth Management	32	30	7	9	12	(25)

Mexico	$1,467	$1,405	4%	$499	$700	(29)%
Global Consumer	$1,353	$1,271	6%	$213	$(154)	NM
Corporate and Investment Banking	2,166	1,801	20	489	358	37
Global Wealth Management	83	79	5	7	8	(13)

Europe, Middle East and Africa (EMEA)	$3,602	$3,151	14%	$709	$212	NM
Global Consumer	$782	$803	(3%)	$79	$169	(53%)
Corporate and Investment Banking	177	211	(16)	38	58	(34)
Global Wealth Management	—	(13)	NM	—	(29)	NM

Japan	$959	$1,001	(4%)	$117	$198	(41)%
Global Consumer	$1,209	$1,141	6%	$328	$375	(13)%
Corporate and Investment Banking	1,080	1,004	8	391	382	2
Global Wealth Management	171	107	60	38	26	46

Asia (excluding Japan)	$2,460	$2,252	9%	$757	$783	(3)%
Global Consumer	$485	$279	74%	$23	$61	(62)%
Corporate and Investment Banking	440	372	18	168	185	(9)
Global Wealth Management	47	48	(2)	3	1	NM

Latin America	$972	$699	39%	$194	$247	(21)%

Total International	$9,460	$8,508	11%	$2,276	$2,140	6%

(1)
International results for the quarter are fully reflected in the product disclosures.

•
Mexico

•
Consumer revenue growth was driven by deposit and loan growth of 9% and 13%, respectively. Net income declined due to the absence of a prior year $106 million after-tax benefit from a value added tax refund, and a prior year $107 million tax benefit from provisions of the Homeland Investment Act. Credit costs increased due to target market expansion. During the quarter, 19 new retail bank branches and 37 new consumer finance branches were opened.

•
Corporate and investment banking results declined as growth in fixed income and equity markets revenues was more than offset by lower lending revenues. Lower net income also reflects the absence of a $47 million tax benefit from provisions of the Homeland Investment Act recorded in the prior-year period.

•
Europe, Middle East and Africa

•
Consumer results were driven by 22% growth in customer deposits and 34% growth in investment product sales. Net income growth primarily reflects significantly lower credit costs due to the absence of a $490 million charge to standardize loan write-off policies in EMEA with the global write-off policy in the prior-year period. During the quarter, 13 new consumer finance branches and 21 new retail bank branches were opened.

  •
  Corporate and investment banking results were driven by double-digit revenue growth across several products, including fixed income and equity markets, investment banking, and transaction services.

•
Japan

•
Consumer net income declined due to increased credit costs of approximately $160 million from ongoing legislative and other actions impacting the consumer finance industry.

•
Corporate and investment banking revenues and net income declined due to lower results in fixed income and equity markets.

•
Asia

•
Consumer revenues increased 6% as growth in deposits and credit card loans, up 7% and 11% respectively, and 71% growth in consumer finance loans, were partially offset by net interest margin compression. Net income declined due to higher costs associated with investment spending, increased business volumes, and higher credit costs. During the quarter, 35 new consumer finance branches and 4 retail bank branches were opened.

•
Corporate and investment banking results were driven by double-digit revenue and net income growth in transaction services, which was partially offset by lower results in equity capital markets.

•
Wealth management results were driven by strong growth in capital markets products.

•
Latin America

•
Consumer revenues increased 74%, driven by strong growth in average retail banking and consumer finance receivables, up 44% and 75%, respectively, and the integration of Credicard in Brazil. Net income declined due to higher investment spending and increased credit costs. During the quarter, 25 consumer finance and 22 retail bank branches were opened.

•
Corporate and investment banking results reflected double-digit revenue growth in fixed income and equity markets, and transaction services. Net income declined on higher investment spending and increased credit costs from lower net recoveries and a loan loss reserve release recorded in the prior-year period.

Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com

Additional financial, statistical and business-related information, as well as business and segment trends, is included in a Financial Supplement. Both the earnings release and the Financial Supplement are available on Citigroup's website at www.citigroup.com.

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Contacts:
Press:	Shannon Bell	(212) 793-6206	Equity Investors:	Arthur Tildesley	(212) 559-2718
	Michael Hanretta	(212) 559-9466	Fixed Income Investors:	John Randel	(212) 559-5091

SCHEDULE A

(In Millions of Dollars)	Tax benefit due to resolution of a state and local tax audit for the years 1998 - 2005
U.S. Cards	$39
U.S. Retail Distribution	4
U.S. Consumer Lending	10
U.S. Commercial Business	1

Total U.S. Consumer	$54
International Cards	$5
International Consumer Finance	1
International Retail Banking	18

Total International Consumer	$24
Consumer Other	1

Global Consumer	$79
Capital Markets and Banking	$97
Transaction Services	19

Corporate & Investment Banking	$116
Smith Barney	$31
Private Bank	3

Global Wealth Management	$34
Alternative Investments	—
Corporate/Other	$8

Total Continuing Operations	$237

Discontinued Operations	$17
Total	$254

Summary of Press Release Disclosed Items—Net Income Impact ($MM)

	3Q'05		3Q'06
Cards	$193	(1, 2)	$(39	)(11)
Retail Distribution	180	(2, 3, 4)	(4	)(11)
Consumer Lending	(33	)(2, 3)	(10	)(11)
Commercial Business Group	(102	)(2, 5)	(1	)(11)
U.S. Consumer	238		(54)

Cards	(64	)(4, 6)	(5	)(11)
Consumer Finance	13	(4, 7)	102	(11, 12)
Retail Banking	183	(4, 6, 7)	(18	)(11)
International Consumer	132		79

Other Consumer	—		(1	)(11)
Global Consumer	370		24

Capital Markets and Banking	10	(4, 6, 8)	(97	)(11)
Transaction Services	(23	)(4, 6, 8)	(19	)(11)
Other	(54	)(9)	—
Corporate & Investment Banking	(67)		(116)

Smith Barney	—		(31	)(11)
Private Bank	—		(3	)(11)
Global Wealth Management	—		(34)

Alternative Investments	—		—

Corporate / Other	4	(2)	(8	)(11)

Discontinued Operations	(2,090	)(4, 10)	(17	)(11)

(1)
Temporary increase in bankruptcy filings resulted in approximately ($200) pre-tax (($124) after-tax) increase in credit costs in U.S. Cards.

(2)
Credit implications related to Hurricane Katrina of ($357) pre-tax (($222) after-tax) comprised of ($110) pre-tax (($69) after-tax) in U.S. Cards, ($110) pre-tax, (($69) after-tax) in Retail Distribution, ($120) pre-tax (($74) after-tax) in Consumer Lending, ($10) pre-tax, (($6) after-tax) in Commercial Business and ($7) pre-tax, (($4) after-tax) in Corporate/Other.

(3)
Reallocation of reserves related to bankruptcy write-offs of $165 pre-tax ($107 after-tax) moved from Consumer Lending to Retail Distribution.

(4)
HIA tax benefit of $188 comprised of ($4) in Retail Distribution, $37 in Intl Cards, ($4) in Intl Consumer Finance, $61 in Intl Retail Banking, $70 in CM&B, $26 in GTS and $3 in Discontinued Operations.

(5)
Settlement of litigation regarding the purchase of Copelco of $185 pre-tax ($108 after-tax) in Commercial Business Group.

(6)
Mexico VAT credit of $182 pre-tax ($117 after-tax) comprised of $42 pre-tax ($27 after-tax) in Intl Cards, $122 pre-tax ($79 after-tax) in Intl Retail Banking, $14 pre-tax ($9 after-tax) in CM&B and $4 pre-tax ($2 after-tax) in GTS.

(7)
Standardization of loan write-off policies in EMEA increased credit costs ($490) pre-tax (($332) after-tax) comprised of ($14) pre-tax (($9) after-tax) in Consumer Finance and ($476) pre-tax (($323) after-tax) in Retail Banking.

(8)
LLR build of ($150) pre-tax (($94) after-tax), comprised of ($143) pre-tax (($89) after-tax) in CM&B and ($8) pre-tax (($5) after-tax) in GTS.

(9)
Worldcom/Enron insurance recovery of $90 pre-tax ($54 after-tax) in CIB Other.

(10)
Gain on sale of Life Insurance & Annuities of $2.12Bn and retention bonus of ($33) in Discontinued Operations.

(11)
Tax benefit due to resolution of a state and local tax audit for the years 1998-2005 of $254 comprised of $39 in U.S. Cards, $4 in Retail Distribution, $10 in Consumer Lending, $1 in Commercial Business, $5 in Intl Cards, $1 in Intl Consumer Finance, $18 in Intl Retail Banking, $1 in Other Consumer, $97 in CM&B, $19 in GTS, $31 in Smith Barney, $3 in Private Bank, $8 in Corporate/Other, and $17 in Discontinued Operations.

(12)
Increased credit costs of approx. ($160MM) pre-tax (($103MM) after-tax) due to legislative and other actions affecting the consumer finance industry in Japan.

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CITIGROUP REPORTS NET INCOME OF $5.5 BILLION, EPS OF $1.10
APPENDIX GLOBAL CONSUMER GROUP
CORPORATE AND INVESTMENT BANKING
GLOBAL WEALTH MANAGEMENT
ALTERNATIVE INVESTMENTS
CORPORATE/OTHER
INTERNATIONAL OPERATIONS(1)
SCHEDULE A
Summary of Press Release Disclosed Items—Net Income Impact ($MM)